Exhibit 99.1

FINAL VERSION

LIVANOVA PLC
2022 INCENTIVE AWARD PLAN

(Adopted by the Board of Directors of LivaNova PLC on April 20, 2022
conditional on shareholder approval.
Approved by the shareholders of LivaNova PLC on June 13, 2022.)

Article 1.

PURPOSE

The purpose of the LivaNova PLC 2022 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), by linking the individual interests of the Employees to those of Company shareholders and by providing Employees with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1            “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2            “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3            “Applicable Law” shall mean any applicable law, including without limitation: (a) the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign, applicable in England and Wales, the United States or any other jurisdiction; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4            “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or SAR Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or SAR Term, as applicable).

2.5            “Award” shall mean an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.6            “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7            “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2.8            “Board” shall mean the Board of Directors of the Company.

2.9            “Change in Control” shall mean:

(a)            a Sale; or

(b)            a Takeover.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

To the extent that any amount payable under the Plan constitutes non-exempt “deferred compensation” for purposes of Section 409A and would otherwise be payable or distributable under the Plan by reason of the occurrence of a Change in Control, such amount or benefit will not be payable or distributable to any Participant who is subject to Section 409A by reason of such Change in Control unless the circumstances giving rise to such Change in Control constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5). If this provision prevents the payment or distribution of any amount, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Plan that is permissible under Section 409A.

2.10          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11          “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.

2.12          “Company” shall have the meaning set forth in Article 1.

2.13          “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary.

2.14          “Control” shall have the meaning given in section 995(2) of the Income Tax Act 2007, unless otherwise specified.

2.15          “Director” shall mean a member of the Board, as constituted from time to time.

2.16          “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section  9.2.

2.17          “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18          “Effective Date” shall mean the date on which the Plan is approved by the shareholders of the Company.

2.19          “Eligible Individual” shall mean any person who is an Employee, as determined by the Administrator. For the avoidance of doubt, no person who is a Consultant or a Non-Employee Director can qualify as an Eligible Individual under the Plan.

2.20          “Employee” shall mean any person who is an employee of the Company or of any Subsidiary, including any employee who is also a director or officeholder of the Company or of any Subsidiary.

2.21          “Employer” shall have the meaning set forth in Section 10.2.

2.22          “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a dividend in specie, sub-division of shares, consolidation of shares, spin-off or demerger, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of the Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.23         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24         “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

2.25          “Fair Market Value” shall mean, as of any given date, the closing sales price for a Share as quoted on the Nasdaq Global Select Market for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

2.26         “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27          “Holder” shall mean a person who has been granted an Award.

2.28          “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29          “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30          “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31          “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option.

2.32          “Option Term” shall have the meaning set forth in Section 5.4.

2.33          “Organizational Documents” shall mean, collectively: (a) the Company’s memorandum and articles of association; and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.34          “Other Stock or Cash Based Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, stock payments and performance awards.

2.35          “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)            The Performance Criteria that shall be used to establish Performance Goals include without limitation: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) productivity; (xxiv) operating efficiency; (xxv) economic value-added; (xxvi) cash flow return on capital; (xxvii) return on net assets; (xxviii); funds from operations; (xxix) funds available for distributions; (xxx) sales and sales unit volume; (xxxi) licensing revenue; (xxxii) brand recognition and acceptance; (xxxiii) inventory turns or cycle time; (xxxiv) market penetration and geographic business expansion; (xxxv) customer satisfaction/growth; (xxxvi) customer service; (xxxvi) employee satisfaction; (xxxvii) recruitment and maintenance of personnel; (xxxviii) human resources management; (xxxix) supervision of litigation and other legal matters; (xl) strategic partnerships and transactions; (xli) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xlii) new or existing store results and operations and new store openings; (xliii) supply chain achievements; (xliv) debt levels or reductions; (xlv) sales-related goals; (xlvi) financing and other capital raising transactions; (xlvii) year-end cash; (xlviii) acquisition activity; (xlix) investment sourcing activity; (l) marketing initiatives, (li) environmental, social or governance metrics, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)            The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any dividend in specie, sub-division of shares, consolidation of shares, or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.

2.36         “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.37          “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.38          “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.39          “Plan” shall have the meaning set forth in Article 1.

2.40          “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41          “Restricted Stock” shall mean Shares awarded under Article 7 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.42          “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.43          “Sale” shall mean the sale of all or substantially all of the assets of the Company.

2.44          “SAR Term” shall have the meaning set forth in Section 5.4.

2.45          “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.46          “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47          “Shares” shall mean ordinary shares in the capital of the Company.

2.48          “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount (in cash or Shares, at the discretion of the Administrator) determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any caps or limitations the Administrator may impose.

2.49          “Subsidiary” shall mean a company that is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

2.50          “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51          “Takeover” shall mean if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(a)            obtains Control of the Company as the result of making a general offer to:

(i)            acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or

(ii)            acquire all of the shares in the Company which are of the same class as the Shares; or

(b)            obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(c)            becomes bound or entitled under Sections 979 to 985 of the Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or

(d)            obtains Control of the Company in any other way.

2.52          “Tax Liability” shall have the meaning set forth in Section 10.2(a).

2.53          “Termination of Service” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, dismissal, agreement, redundancy, death, disability, ill-health, injury or retirement; for the avoidance of doubt including a termination of an employee-employer relationship simultaneously with the commencement of a Non-Employee Director, Consultant or other non-employee service provider relationship with the Company or any Subsidiary, but excluding a termination of an employee-employer relationship simultaneously with the commencement of another employee-employer relationship with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge or dismissal for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Termination of Service shall be deemed to occur in the event that: (i) the Subsidiary employing such Holder ceases to remain a Subsidiary; or (ii) there is a transfer by the Subsidiary employing such Holder of the undertaking, or part of the undertaking, in which the Holder works to a person which is not a Subsidiary and such transfer involves an automatic transfer of the Holder’s employment to such person by operation of Applicable Law, in each case as a result of any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3.

SHARES SUBJECT TO THE PLAN

3.1            Number of Shares.

(a)            Subject to Sections 3.1(b) and 12.2, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is: (i) 1,900,000 Shares pursuant to Options or Stock Appreciation Rights; and (ii) 1,200,000 Shares pursuant to Awards other than Options or Stock Appreciation Rights. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

(b)            If any Shares subject to an Award are forfeited, if any Award or any portion of an Award lapses or expires (including the unvested portion of any Award granted subject to Performance Goals, which fails to achieve its Performance Goals in full), if any Shares subject to an Award are converted to shares of another Person in connection with a Takeover, Sale, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if any Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, lapse, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to any Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right in Shares upon exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)            Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2            Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,250,000 and the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $12,500,000.

Article 4.

GRANTING OF AWARDS

4.1            Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2            Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4            No Right to Continued Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or dismiss any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change any Holder’s terms and conditions of employment, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5            Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such sub-plans and/or modifications shall increase the share limitation contained in Section 3.1 or the Award Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

Article 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1            Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2            Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option. Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Incentive Stock Options under the Plan is 1,900,000.

5.3            Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.4            Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Shareholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Sections 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5            Option and SAR Vesting.

(a)            The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, but shall in all cases be a period of at least 12 months from the Grant Date; provided, that up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option, (a) no portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

(b)            The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, but shall in all cases be a period of at least 12 months from the Grant Date; provided, that up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Stock Appreciation Right, (a) no portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of a Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

5.6            Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested Restricted Stock with respect to any unvested portion of the Option so exercised. Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

Article 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1            Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2           Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the share plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)            A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)            Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;

(c)            In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)            Full payment (which term shall include an arrangement for full payment having been made) of any Tax Liability arising on exercise (or partial exercise) of the Option or Stock Appreciation Right (or in respect of the issue of Shares pursuant to such exercise (or partial exercise)), and, in the case of an Option, full payment of the exercise price, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3           Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy any Tax Liability associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4           Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within: (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder; or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

Article 7.

AWARD OF RESTRICTED STOCK

7.1           Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2           Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3           Restrictions. All Restricted Stock (including any shares received by Holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, but the vesting period shall in all cases be a period of at least 12 months from the Grant Date; provided, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan. By action taken after the Restricted Stock is issued, in the event of a Holder’s Termination of Service due to:

(a)            death or disability, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement; or

(b)            retirement, the Administrator may, on such terms and conditions as it may determine to be appropriate, determine that such Restricted Stock shall continue to vest on the date(s) set out, and remain subject to such restrictions as are provided, in the applicable Program or Award Agreement.

7.4           Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company or a person nominated by the Company without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company or a person nominated by the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per Share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that in the event of a Holder’s Termination of Service due to:

(a)            death or disability, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase; or

(b)            retirement, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, but shall continue to vest on the date(s) set out, and remain subject to such restrictions as are provided, in the applicable Program or Award Agreement.

7.5           Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article 8.

AWARD OF RESTRICTED STOCK UNITS

8.1           Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2           Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3           Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.4           Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, but the vesting period shall in all cases be a period of at least 12 months from the Grant Date; provided, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan.

8.5           Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, and subject to the achievement in full of any applicable Performance Goals during any applicable Performance Period, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Administrator.

8.6           Settlement after Termination of Service. An Award of Restricted Stock Units shall only be settled (whether by a distribution of Shares or a payment in cash) while the Holder is an Employee; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award:

(a)            may be settled subsequent to a Termination of Service in the event of a Holder’s Termination of Service due to death or disability; or

(b)            may continue to vest on the date(s) set out, and remain subject to such restrictions as are provided, in the applicable Program or Award Agreement.

Article 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND
EQUIVALENTS

9.1           Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, but the vesting period shall in all cases be a period of at least 12 months from the Grant Date; provided, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2           Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

Article 10.

ADDITIONAL TERMS OF AWARDS

10.1         Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation:

(a)            cash or check;

(b)            Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required;

(c)            delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)            other form of legal consideration acceptable to the Administrator in its sole discretion; or

(e)            any combination of the above permitted forms of payment.

Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2         Responsibility for Taxes and Tax Withholding.

(a)            As a condition of the grant, vesting and/or exercise of any Award (or any Substitute Award) granted to a Holder, the ultimate liability for all income tax, National Insurance contributions and any other social security contributions (including employer’s National Insurance contributions or other employer’s social security contributions to the extent such amounts may be lawfully recovered from the relevant Holder, unless the Company or (if different) the Holder’s employer (the “Employer”) decides not to pursue such recovery at its absolute discretion), or any other relevant taxes (including, but not limited, to any federal, state, local or foreign taxes) or tax related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction) or required deductions, withholdings or payments legally applicable to the relevant Holder related to: (i) the grant, vesting or exercise of or any benefit derived from an Award (or any Substitute Award); (ii) the transfer or issue of Shares or cash to a Holder on satisfaction of an Award (or any Substitute Award); (iii) any restrictions applicable to Shares held by a Holder ceasing to apply to those Shares; (iv) the disposal of any Shares by or on behalf of a Holder; or (v) participation in the Plan (any, a “Tax Liability”) is and remains the responsibility of the relevant Holder and may exceed the amount actually withheld by the Company or (if different) the Employer. For the avoidance of doubt, any references to National Insurance contributions or NICs in the Plan shall be deemed to include a reference to the United Kingdom tax known as the health and social care levy.

(b)            The Company or any Subsidiary (including the Employer, if applicable) shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy any Tax Liability required by law to be withheld or otherwise arising with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award.

(c)            The Holder irrevocably agrees to pay to the Company or (if different) the Employer the amount of any Tax Liability or enter into arrangements to the satisfaction of the Company or the Employer (as appropriate) for payment of any Tax Liability that the Company, Subsidiary or the Employer is required or authorized, or reasonably believes it is required or authorized, to withhold, pay, or account for, including (but not limited) by way of (i) cash of or check for the relevant amount paid or made payable, as applicable, to the Company or the Employer (or other relevant Subsidiary) with respect to which the relevant Tax Liability arises; (ii) withholding from the Holder’s wages or other compensation paid to the Holder by the Company or the Employer (or any other relevant Subsidiary), including (for the avoidance of doubt) any payment due to Participant pursuant to the relevant Award, (iii) withholding from proceeds of the sale of Shares acquired on satisfaction of an Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Holder’s behalf pursuant to this authorization) without further consent, (iv) withholding Shares that would otherwise be issued upon satisfaction of an Award or (v) in any combination of the foregoing or such other method as determined by the Company or the Administrator.

(d)            The Holder will indemnify and keep indemnified the Company and any relevant Subsidiary (including the Employer, if applicable) from and against any liability for or obligation to pay any Tax Liability, regardless of any action taken by the Company or any Subsidiary (including the Employer, if applicable). Neither the Company nor any Subsidiary (including the Employer, if applicable) makes any representation or undertaking regarding the treatment of any Tax Liability in connection with the grant, vesting, exercise or payment of any Award (or any Substitute Award), any subsequent disposal of Shares or the receipt of any dividend. Neither the Company nor any Subsidiary (including the Employer, if applicable) commits to or is under any obligation to structure any Award (or any Substitute Award) to reduce or eliminate any Tax Liability or to achieve any particular tax result.

10.3         Transferability of Awards.

(a)            Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)            No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) other than in respect of an Incentive Stock Option, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)            No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)            During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless (other than in respect of an Incentive Stock Option) it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the Applicable Laws of descent and distribution.

(b)            Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)            Notwithstanding Section 10.3(a), a Holder may, if permitted, and in the manner determined, by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state or jurisdiction, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4         Conditions to Issuance of Shares.

(a)            The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)            All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)            The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)            No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)            The Company, in its sole discretion, may (i) retain physical possession of any share certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the share certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock transfer form, endorsed in blank, relating to such Shares.

(f)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

10.5         Malus and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the terms of Applicable Law, regulation and governance codes that regulate or govern executive remuneration and compensation from time to time and the provisions of any malus or claw-back policy implemented by the Company, including, without limitation, the LivaNova Compensation Recoupment Policy and any malus or claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such malus or claw-back policy and/or in the applicable Award Agreement.

10.6         Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any dividend in specie, sub-division of shares, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash or other Awards with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

10.7         Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.9).

10.8         Data Protection. The Holder acknowledges and understands that the Company or a Subsidiary (including the Holder’s employer), as applicable, shall process personal information about the Holder for the purpose of managing and administering the Plan and the Awards, as described in the relevant Award Agreement and subject to Applicable Law.

Article 11.

ADMINISTRATION

11.1         Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under Nasdaq Rule 5605(d)(2) or any successor rule. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board.

11.2         Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Sections 10.5, 10.7 or 12.9. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Nasdaq Rule 5605(d) or any successor rule are required to be determined in the sole discretion of the Committee.

11.3         Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any director, officer or employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4         Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)            Designate Eligible Individuals to receive Awards;

(b)            Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)            Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)            Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)            Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)            Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)            Decide all other matters that must be determined in connection with an Award;

(h)            Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)            Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan;

(k)            Permit any Award or portion thereof to continue to vest on the date(s) set out in the applicable Program or Award Agreement in the event of a Holder’s Termination of Service due to retirement, subject to whatever terms and conditions it selects; and

(l)            Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof in the event of a Holder’s Termination of Service due to death or disability, subject to whatever terms and conditions it selects and Section 12.2.

11.5         Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

11.6         Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall a member of the Board or an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by: (a) such individual; (b) any other individual to whom authority to grant or amend Awards has been delegated hereunder; or (c) any individual who is subject to Section 16 of the Exchange Act; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

Article 12.

MISCELLANEOUS PROVISIONS

12.1            Amendment, Suspension or Termination of the Plan.

(a)            Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Sections 10.5, 10.7 or 12.9, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)            Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s shareholders: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6, or (iv) any other action that may require approval of the Company’s shareholders under Applicable Law.

(c)            No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of: (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2            Changes in Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)            In the event of any dividend in specie, sub-division of shares, combination or exchange of shares, merger, consolidation of shares or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company, or the share price of the Company’s shares, other than an Equity Restructuring, the Administrator will make equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)            In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)            To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)            To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)            To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)            To replace such Award with other rights or property selected by the Administrator; and/or

(vi)            To provide that the Award cannot vest, be exercised or become payable after such event.

(c)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)            The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Award Limit).

(d)            Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to this Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.

(e)            In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)            For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether in shares, cash, or other securities or property) received in the Change in Control by holders of the Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely shares of the successor (or acquiring) corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely shares of the successor (or acquiring) corporation or its parent equal in fair market value to the per-share consideration received by holders of the Shares in the Change in Control; and provided, further, an Award that vests, is earned or paid-out based upon achievement of Performance Goals will not be considered assumed if such Performance Goals are modified without the Holder’s consent in a manner that could reasonably be expected to have a material adverse impact on the Holder, although a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(g)            The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)            Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)            The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, or preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)            In the event of any pending dividend in specie, sub-division of shares, combination or exchange of shares, merger, consolidation of shares, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Shares including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3            No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.4            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.5            Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors, Non-Employee Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares or assets of any corporation, partnership, limited liability company, firm or association.

12.6            Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.7            Titles and Headings, References to Sections of Applicable Law. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act or any other Applicable Law shall include any amendment or successor thereto.

12.8            Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.9            Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.9 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.10            Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.11            Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.12            Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.13            Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

APPENDIX A

Appendix of Additional Terms and Conditions for Holders
who are Canadian Holders (as defined below)

PURPOSE AND APPLICATION

Pursuant to Section 4.5 of the Plan, the Administrator may, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Law, and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

This Appendix (“Appendix A”), which is part of the Plan, contains the additional “terms and conditions” of the Plan, any Program, and the Award Agreements that will apply to a Holder if:

(a)            at the time the Holder receives a grant of an Award under the Plan, such Holder performs some or all of the duties of the Holder’s engagement with the Company (or any Subsidiary) in Canada (other than where such performance in Canada is not significant in scope and is incidental to duties performed by the relevant Holder outside Canada); or

(b)            after the receipt by the Holder of a grant of an Award under the Plan, such Holder commences performing some or all of the duties of the Holder’s engagement with the Company (or any Subsidiary) in Canada (other than where such performance in Canada is not significant in scope and is incidental to duties performed by the relevant Holder outside Canada, in which case the additional terms and conditions of this Appendix A shall be deemed to apply from the date on which the relevant Award was granted), in each case such a Holder being a “Canadian Holder”.

In the event of a conflict between the terms of the Plan, any applicable Program or an Award Agreement and the terms of this Appendix A with respect to a Canadian Holder, the terms of this Appendix A shall govern. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, any applicable Program or the Award Agreements.

ADDITIONAL TERMS OF AWARDS

1.	Transferability of Awards

In Section 10.3(c) of the Plan, all references to a Holder being “married” and/or the Holder’s “spouse” shall be read as including references to a Holder being in a common law or civil partnership and/or being a spouse, and all references to a Holder’s “spouse” shall be read as including references to a Holder’s civil or common law partner as well as being married.

2.	Relationship to other Benefits

The following supplements Section 12.12 of the Plan:

(a)            The Plan shall not form part of any contract of employment between any Canadian Holder and his or her Employer.

(b)            No Canadian Holder shall have any right to compensation or damages from the Company, any Subsidiary or the Administrator or any of their respective affiliates on account of any loss of any right to vest or the lapsing, cancellation or forfeiture of any Award under the Plan, where such loss arises (or is claimed to arise) in whole or in part from (i) the termination of such Canadian Holder’s employment by, or (ii) notice to terminate such Canadian Holder’s employment given by or to, the Company or any Subsidiary, subject only to the minimum entitlements under the Applicable Laws, including the applicable employment standards legislation.

3.	Miscellaneous

The parties acknowledge having requested that the present Agreement and all related documents be drafted in English only. Les parties reconnaissent avoir demandé que le présent contrat et les documents joints soient rédigés en anglais seulement.

APPENDIX B

Appendix of Additional Terms and Conditions for Holders
who are French Holders (as defined below)

The Administrator has adopted this French sub-plan (the “French Sub-Plan”) pursuant to the powers granted to the Administrator in Section 4.5 of the Plan (as it may be amended or restated from time to time), subject to the approval of the shareholders of the Company which was received on June 13, 2022. This French Sub-Plan provides additional definitions and conditions that will apply to the operation of the Plan with respect to Restricted Stock Units granted to a French Holder in the employ of a French Subsidiary (as defined below).

The primary purpose of the French Sub-Plan is to amend those provisions of the Plan which are required to be amended in order for Awards of Restricted Stock Units made under the Plan, to comply with French tax, social and corporate rules, applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, in order to allow the French Holder to benefit from the related favorable tax and social regime as set out in particular in 80 quaterdecies of the French Tax Code and L. 242 1 of the French Social Security Code; provided, however, that, nothing in the French Sub-Plan shall be construed as a guarantee or an undertaking by the Company, or any of its French Subsidiaries that such regime will effectively apply. In particular, the Company reserves the right to take actions that may subsequently result in the disqualification of the Restricted Stock Units granted under the French Sub-Plan for French tax and/or social security purposes.

The additional terms and conditions provided for by the French Sub-Plan are specific to the French Holders in the employ of a French Subsidiary only and do not affect the rights afforded to any other individual granted Restricted Stock Units or any other award under the Plan. The additional terms and conditions provided for by the French Sub-Plan also do not affect the terms of the Plan for purposes of compliance with U.S. laws (including, without limitation, tax and securities laws).

Capitalized terms not specifically defined herein shall have the meanings specified in the Plan. In addition, the following terms shall have the meanings set forth below:

“Fair Market Value” shall mean, as of any given date, the opening sales price for a Share as quoted on the Nasdaq Global Select Market for such date or, if there is no opening sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

“French Holder” shall mean an Eligible Individual who has been granted Restricted Stock Units pursuant to the Plan as amended by the French Sub-Plan.

“French Subsidiary” shall mean a company incorporated according to the laws of France in which the Company holds, directly or indirectly, at least 10% of the share capital or the voting rights.

“Grant Date” shall mean the date on which the Administrator (i) makes the determination granting the Restricted Stock Units to an Eligible Individual, and (ii) determines the number of Restricted Stock Units granted to such Eligible Individual and (iii) determines the consideration to be paid, if any.

The provisions of this French Sub-Plan form an integral part of the Plan and each Restricted Stock Unit granted to an Eligible Individual in the employ of a French Subsidiary shall be governed by the provisions of this French Sub-Plan (unless provided otherwise in the Award Agreement). In the event of any inconsistency between the Plan and the French Sub-Plan, the terms of the French Sub-Plan shall control; provided, however, that French Holders may not obtain rights or benefits under the French Sub-Plan if not entitled to such rights or benefits pursuant to the provisions of the Plan.

Notwithstanding any other provisions of the Plan, only Restricted Stock Units as provided under article 8 of the Plan may be granted under the French Sub-Plan to Eligible Individuals resident in France as follows:

1.	Eligible Individual

Any person employed by a French Subsidiary under the terms of a written or oral employment agreement, resident and providing services in France who might be granted Restricted Stock Units under French law and who would be subject to taxation in France with respect to income derived from such grants is an Eligible Individual for the purpose of this French Sub-Plan, provided that this person does not own, on the Grant Date and/or will not own as a result of the delivery of the Shares derived from the Restricted Stock Units, shares representing more than 10% of the issued share capital of the Company. Compliance with this 10% threshold will be analyzed on the Grant Date.

2.	Number of Restricted Stock Units

The total number of Restricted Stock Units granted under the French Sub-Plan is subject to the Plan limits and, in no event, may exceed 10% of the Company’s stock upon the Grant Date (when added together with other Restricted Stock Units granted by the Company under the Plan, but excluding Restricted Stock Units which have not vested at the end of the Acquisition Period and Shares underlying the Restricted Stock Units which are no longer subject to a Holding Period).

3.	Nature of grant

A grant of Restricted Stock Units under this French Sub-Plan is an irrevocable commitment of the Company for the benefit of the French Holder, subject to such French Holder’s compliance with the provisions of the Plan, the French Sub-Plan and any applicable vesting conditions.

4.	Consideration

The grant of Restricted Stock Units and the related delivery of Shares to a French Holder will be made for no consideration or, if consideration is required by the law governing the Plan or the company law to which the Company is subject, for a consideration that will not exceed 5% of the Fair Market Value of the Shares on the Grant Date.

5.	Vesting / Delivery of Shares

Restricted Stock Units may only be settled in Shares. Without prejudice to any additional vesting and/or delivery conditions that may be set by the Administrator and included in the Award Agreement, Shares delivered in settlement of the Restricted Stock Units cannot be delivered (the “Delivery Date”) to a French Holder prior to the expiration of a one year period (the “Acquisition Period”) from the Grant Date. The Shares shall be definitely vested at the end of the Acquisition Period or any longer vesting period provided in the Award Agreement and shall be delivered shortly thereafter. No forfeiture of the Shares can happen between the term of the Acquisition Period, or such longer vesting period provided in the Award Agreement, and the delivery (or the maturity or payment date) of the Shares.

In the event of the French Holder’s disability of the second or third category (as determined in accordance with Article L 341-4 of the French Social Security Code), the Restricted Stock Units shall immediately vest and the Administrator shall cause the accelerated delivery of the Shares promptly after such event. In addition, in the event of the French Holder’s death, the heirs may request in writing the delivery of the Shares within a six-month period following the French Holder’s death, and the Administrator shall cause such accelerated vesting and delivery promptly after the receipt of such request. Finally, the Administrator may substitute for any outstanding Restricted Stock Units an alternative award, upon the occurrence of the corporate transactions and under the conditions referred to under Article L 225-197-1, III of the French Commercial Code. Otherwise, the Restricted Stock Units may neither be assigned nor transferred in any way during the Acquisition Period.

Shares delivered in settlement of the Restricted Stock Units will be kept in book-entry registration.

6.	Transferability of Shares.

Shares delivered to the French Holder prior to the end of the second anniversary of the Grant Date cannot be transferred in any manner whatsoever by the French Holder for the period of time from the Delivery Date until after the expiry of the second anniversary of the Grant Date (the “Holding Period”), except:

(a)            in the case of death of the French Holder or in the event of the French Holder’s disability of the second or third category (as determined in accordance with Article L 341-4 of the French Social Security Code), or

(b)            in the event of the corporate transactions and under the conditions referred to under Article L 225-197-1, III of the French Commercial Code (Code de commerce), subject to complying with the rollover mechanisms set forth therein.

The duration of the Holding Period, if any, shall be determined in the Award Agreement.

Even when transferability restrictions have lapsed, the Shares cannot be sold (i) during the thirty calendar day period preceding the announcement of an annual or intermediary financial report that the Company is required to publish and (iii) during the black-out periods provided under applicable law.

In the event that a French Holder does not comply with these requirements, such French Holder shall be liable for all consequences that the French Subsidiary may suffer as a result of such breach and undertakes to indemnify the French Subsidiary in respect of any amounts that may become payable by the French Subsidiary as a result of such breach.

Beneficiaries will not benefit from the payment in cash provided for by Section 8.5 of the Plan nor from the payment of Dividend Equivalents provided for by Section 9.2 of the Plan.

7.	Tax Withholding

Section 10.2 of the Plan will apply to Awards of Restricted stock Units; provided, however, that French Holders will not satisfy their obligations by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value equal to the amount of the required withholding tax. For the avoidance of doubt, any sale of Shares to satisfy the payment of any Tax Liability shall occur only after the expiration of the Holding Period.

8.	Adjustments provisions

The provisions of Section 12.2 of the Plan will apply to the Restricted Stock Units granted under this French Sub-Plan; provided, however, that the Administrator may in its sole discretion decide not to apply all or part of the provisions of Section 12.2 of the Plan to such Restricted Stock Units or to apply to such Restricted Stock Units different measures than those applied to other Restricted Stock Units granted pursuant to the Plan, in each case, in order to comply with French law requirements; provided, further, that, for the avoidance of doubt, the provisions of this Section 9 shall not be construed as an undertaking of the Company or the Administrator to apply the provisions of Section 12.2 in a way that would preserve the favorable tax and social regime as set out in particular in Articles 80 quaterdecies of the French Tax Code and L. 242 1 of the French Social Security Code.

9.	Amendment

Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate this French Sub-Plan at any time.

10.	Other Terms

Without prejudice to the provisions of the Plan expressly or impliedly set aside or modified by this French Sub-Plan, Article 5, Article 6, Article 7 and Article 9 of the Plan and Sections 10.3(a)(iii), 10.6, 11.6 of the Plan will not apply to French Holders. Unless provided otherwise in this French Sub-Plan, the terms and conditions of the Plan shall remain unchanged.

11.	Language

Any Eligible Individual accepting an Award of Restricted Stock Units under this French Sub-Plan acknowledges in doing so that he or she is proficient in English and that he or she fully understands the terms and conditions thereof, as well as those of the Plan. L’Individu Eligible qui accepte une attribution gratuite d’actions reconnait qu’il ou elle maitrise l’anglais et qu’il ou elle comprend entièrement les termes et conditions du Sous Plan ainsi que ceux du Plan.

APPENDIX C

Appendix of Additional Terms and Conditions for Holders

who are German Holders (as defined below)

PURPOSE AND APPLICATION

Pursuant to Section 4.5 of the Plan, the Administrator may, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Law, and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

This Appendix (“Appendix C”), which is part of the Plan, contains the additional “terms and conditions” of the Plan, any Program, and the Award Agreements that will apply to a Holder if:

(a)            at the time the Holder receives a grant of an Award under the Plan, such Holder is resident in Germany for tax purposes or performs some or all of the duties of the Holder’s engagement with the Company (or any Subsidiary) in Germany (other where such performance in Germany is not significant in scope and is incidental to duties performed by the relevant Holder outside Germany); or

(b)            after the receipt by the Holder of a grant of an Award under the Plan, such Holder becomes resident in Germany for tax purposes, or commences performing some or all of the duties of the Holder’s engagement with a Subsidiary in Germany (other than where such performance in Germany is not significant in scope and is incidental to duties performed by the relevant Holder outside Germany), in which case the additional terms and conditions of this Appendix C shall be deemed to apply from the date on which the relevant Award was granted); or

(c)            in all other cases if a Holder is subject to tax in Germany with respect to any Award or grant, vesting, exercise or event or payment or otherwise in connection therewith,

in each case such a Holder being a “German Holder”.

In the event of a conflict between the terms of the Plan, any applicable Program or an Award Agreement and the terms of this Appendix C with respect to a German Holder, the terms of this Appendix C shall govern. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, any applicable Program or the Award Agreements.

ADDITIONAL TERMS OF AWARDS

1.            Taxation

The following supplements, but does not limit, Section 10.2 of the Plan:

(a)            The Holder irrevocably agrees to pay to the Company or (if different) the Employer the amount of any Tax Liability or enter into arrangements to the satisfaction of the Company or the Employer (as appropriate) for payment of any Tax Liability.

(b)            The Holder further irrevocably agrees to fully indemnify the Company and (if different) the Employer against any and all liabilities vis-à-vis the German tax authorities in connection with the grant, vesting, exercise of or otherwise in connection with an Award, the transfer or issue of Shares to such Holder on satisfaction of an Award, any restrictions applicable to Shares held by a Holder ceasing to apply to those Shares, the disposal of any Shares, the release or assignment of an Award for consideration, or the receipt of any other benefit in connection with an Award, including any secondary liability (Haftung) for taxes by the Employer or the Company and including any interest and penalties as well as reasonable costs and fees thereon, if any.

(c)            The Holder hereby undertakes and shall be responsible for notifying and reporting to the Company or (if different) the Employer any taxable benefits, payments or other taxable events for German tax purposes without undue delay upon the Holder becoming aware thereof, and in any event at the latest six weeks before accrual (Zufluss) to the Holder and moreover in any event in compliance with all applicable German tax provisions, rules, regulations and guidance issued by the German tax authorities. The Holder will obtain tax advice by own individual qualified German tax counsel to ensure compliance in connection with this undertaking also will also comply with any other reporting, notification and German tax filing obligation vis-à-vis the German tax authorities.

2.            Transferability of Awards

In Section 10.3(c) of the Plan, all references to a Holder being “married” shall be read as including references to a Holder being in a civil partnership, and all references to a Holder’s “spouse” shall be read as including references to a Holder’s civil partner.

3.            Grant by the Company

(a)            The Awards are granted to German Holders by the Administrator on behalf of the Company as part of a group-wide program and not on behalf of his or her Employer.

(b)            The Plan shall not form part of the employment relationship between any German Holder and his or her Employer.

(c)            The Awards granted to German Holders shall not form a part of the remuneration under the German Holder’s employment relationship with his or her Employer (including, without limitation, normal or expected wages, salary or any kind of fixed or variable components of remuneration).

(d)            As regards Other Stock or Cash Based Awards granted to a German Holder, the last sentence of Section 9.2 shall be deleted in its entirety and replaced with the following:

“Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, but not as part of the remuneration under the German Holder’s employment relationship with his or her Employer (in particular, not as: (i) a part of any kind of fixed or variable components of remuneration, any bonus, deferred bonus, deferred compensation or other arrangement; or (ii) a payment in lieu of compensation to which an German Holder is otherwise entitled under the German Holder’s employment relationship).”

(e)            In addition to Section 12.12, any income recognized by the German Holder as a result of any Award will not be included in the formula for calculating benefits under the German Holder’s employment relationship or any retirement, disability or any other benefit plan or any other plan (including, but not limited to, any social plan, as well as any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments, or any post-contractual non-compete compensation, if any) provided by, or otherwise applicable under the German Holder’s employment relationship with, his or her Employer.

(f)             No German Holder shall have any right to compensation or damages from the Company, any Subsidiary (including his or her Employer) or the Administrator or any of their respective affiliates on account of any loss of any right to vest or the lapsing, cancellation or forfeiture of any Award under the Plan, where such loss arises (or is claimed to arise) in whole or in part from: (i) the termination of such German Holder’s employment by; or (ii) notice to terminate such German Holder’s employment given by or to, his or her Employer. For the avoidance of doubt, any rights of a German Holder against his or her Employer under German law in connection with an unfair dismissal remain unaffected.

4.            Language

(a)            Before any Award is granted to any German Holder, the relevant German Holder, when accepting the Award, shall acknowledge in doing so that he or she is proficient in English (or thought appropriate advice) and that he or she fully understands the terms and conditions thereof, as well as those of the Plan.

(b)            The German Holder shall not have any entitlement against the Company, any Subsidiary (including his or her Employer) or the Administrator or any of their respective affiliates to be provided with a version of the Award, the Plan or any other documents related thereto in the German language.

Any costs, fees or expenses incurred by a German Holder in connection with the delivery of any Award, the Plan and any other documents related thereto in the English language shall be solely borne by the German Holder. For the avoidance of doubt, any such costs, fees or expenses shall not be considered as expenses of administering the Plan; Section 12.13 shall be interpreted and construed accordingly.

APPENDIX D

Appendix of Additional Terms and Conditions for Holders
who are Singapore Holders (as defined below)

PURPOSE AND APPLICATION

Pursuant to Section 4.5 of the Plan, the Administrator may, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Law, and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

This Appendix (“Appendix D”), which is part of the Plan, contains the additional “terms and conditions” of the Plan, any Program, and the Award Agreements that will apply to a Holder who is resident in the Republic of Singapore, and an Employees of a company incorporated according to Singapore law, which is controlled by the Company either directly or indirectly (a “Singapore Subsidiary”) (a “Singapore Holder”).

The purpose of this Appendix D is to establish certain rules and limitations applicable to the allotment, acceptance and exercise and settlement of Awards and to any Shares that may be allotted in connection with Awards under the Plan from time to time, in compliance with securities and other applicable laws currently in force. Except as otherwise provided by this Appendix D, and/or by any Singaporean mandatory provision regarding employment, central provident fund matters, personal capacity/disability, succession (inheritance) applicable to the Singapore Holders, all Awards granted pursuant to this Appendix D and the relevant Shares shall be governed by the terms of the Plan, save as otherwise set out in this Appendix D.

The Plan and this Appendix D shall be read together. In any case of any inconsistency between the provisions of this Appendix D and the Plan, the provisions of the Plan shall govern unless expressly stated otherwise in this Appendix D.

Any capitalized term not specifically defined in this Appendix D shall be construed according to the definition or interpretation given to it in the Plan.

1.            Eligibility

All Singapore Holders are eligible to be awarded Awards under the Plan, if they are employed by a Singapore Subsidiary and meet the conditions set out in the Plan. The personal capacity to be an Eligible Employee shall be constructed and determined in accordance with Singapore law.

Any Eligible Employee resident in the Republic of Singapore must qualify as a “Qualifying Person” in accordance with Section 273(1)(i) and 273(4) of the Securities and Futures Act 2001 of Singapore.

2.            Events related to the Employment Relationship

The provisions applicable in case of Termination of Service, disability, inability to work and inheritance rights shall be constructed and regulated in accordance with Singapore law.

3.            Restrictions on Transfer

Eligible Employees resident in the Republic of Singapore are not permitted to transfer:

(a)            any Awards until a period of at least 6 months has elapsed from the Grant Date; or

(b)            any Shares received upon the exercise or settlement of any Award until a period of at least 6 months has elapsed from the date the Shares are issued or transferred to them.

APPENDIX E

Appendix of Additional Terms and Conditions for Holders
who are United Kingdom Holders (as defined below)

PURPOSE AND APPLICATION

Pursuant to Section 4.5 of the Plan, the Administrator may, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Law, and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

This Appendix (“Appendix E”), which is part of the Plan, contains the additional “terms and conditions” of the Plan, any Program, and the Award Agreements that will apply to a Holder if:

(a)            at the time the Holder receives a grant of an Award under the Plan, such Holder is resident in the United Kingdom for tax purposes or performs some or all of the duties of the Holder’s engagement with the Company (or any Subsidiary) in the United Kingdom (other where such performance in the United Kingdom is not significant in scope and is incidental to duties performed by the relevant Holder outside the United Kingdom); or

(b)            after the receipt by the Holder of a grant of an Award under the Plan, such Holder becomes resident in the United Kingdom for tax purposes, or commences performing some or all of the duties of the Holder’s engagement with the Company (or any Subsidiary) in the United Kingdom (other than where such performance in the United Kingdom is not significant in scope and is incidental to duties performed by the relevant Holder outside the United Kingdom), in which case the additional terms and conditions of this Appendix E shall be deemed to apply from the date on which the relevant Award was granted), in each case such a Holder being a “United Kingdom Holder”.

In the event of a conflict between the terms of the Plan, any applicable Program or an Award Agreement and the terms of this Appendix E with respect to a United Kingdom Holder, the terms of this Appendix E shall govern. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, any applicable Program or the Award Agreements.

ADDITIONAL TERMS OF AWARDS

1.	Taxation

The following supplements Section 10.2 of the Plan:

(a)            The Holder irrevocably agrees to pay to the Company or (if different) the Employer the amount of any Tax Liability or enter into arrangements to the satisfaction of the Company or the Employer (as appropriate) for payment of any Tax Liability. This paragraph and the following paragraphs (b) and (c) shall apply to any Tax Liability to the extent that the Company, any Subsidiary or the Employer is required or authorized, or reasonably believes it is required or authorized, to withhold, pay or account for such Tax Liability, and paragraphs (b) and (c) shall be read accordingly.

(b)            The Holder further irrevocably agrees that if the Holder does not pay or the Employer or the Company does not withhold from the Holder the full amount of any Tax Liability that the Holder owes in connection with the grant or exercise of an Award, the transfer or issue of Shares to such Holder on satisfaction of an Award, any restrictions applicable to Shares held by a Holder ceasing to apply to those Shares, the disposal of any Shares, the release or assignment of an Award for consideration, or the receipt of any other benefit in connection with an Award (the “Taxable Event”) within ninety (90) days of the end of the UK tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) (the “Due Date”), then the amount of any uncollected Tax Liability shall (unless the Company or (if different) the Employer determines otherwise at its discretion) constitute a loan owed by the Holder to the Company or (if different) the Employer, effective on the Due Date. The Holder agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by the Holder, and the Company or the Employer (as appropriate) may recover it at any time thereafter by any of the means referred to in Section 10.2(c) of the Plan. The Holder also authorizes the Company to withhold the transfer of any Shares unless and until the loan is repaid in full.

(c)            Notwithstanding the foregoing, if the Holder is a director or other officer of the Company or the Employer (including an executive officer of the Company), the Holder will not be eligible for such a loan to cover any relevant uncollected Tax Liability. In that case, or in any other case where the Company or the Employer determines not to treat the amount of any uncollected Tax Liability as a loan in accordance with the preceding paragraph, the amount of any uncollected Tax Liability that are not collected from or paid by the Holder by the Due Date will constitute a benefit to the Holder on which additional income tax and National Insurance contributions (“NICs”) will be payable. The Holder shall be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime (unless the Company or the Employer has confirmed that such income tax has been accounted for through payroll) and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit which the Company and/or the Employer may recover from the Holder at any time thereafter by any of the means referred to in Section 10.2(c) of the Plan.

(d)            To the extent required by the Administrator or the Company (or, if different, the Employer), and subject to this being permitted by Applicable Law, the grant, vesting and/or exercise of an Award granted to any Holder shall be conditional on:

(e)            the Holder entering into a joint election with the Company or (if different) the Employer (as appropriate) pursuant to section 431(1) or 431(2) of ITEPA 2003 (or such other election as the Company or (if different) the Employer may direct for the same purpose) in respect of any Shares acquired (or to be acquired) on the grant, vesting or exercise of the relevant Award; and

(f)            the Holder entering into a joint election with the Company or (if different) the Employer (as appropriate), made in accordance with paragraph 3B(1) of Schedule 1 of the UK Social Security Contributions and Benefits Act 1992, to transfer to Holder the liability for and secondary Class 1 (employer) NICs arising in respect of “relevant employment income” as defined in paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992.

2.	Transferability of Awards

In Section 10.3(c) of the Plan, all references to a Holder being “married” shall be read as including references to a Holder being in a civil partnership, and all references to a Holder’s “spouse” shall be read as including references to a Holder’s civil partner.

3.	Relationship to other Benefits

The following supplements Section 12.12 of the Plan:

(a)            The Plan shall not form part of any contract of employment between any United Kingdom Holder and his or her Employer.

(b)            No United Kingdom Holder shall have any right to compensation or damages from the Company, any Subsidiary or the Administrator or any of their respective affiliates on account of any loss of any right to vest or the lapsing, cancellation or forfeiture of any Award under the Plan, where such loss arises (or is claimed to arise) in whole or in part from: (i) the termination of such United Kingdom Holder’s employment by; or (ii) notice to terminate such United Kingdom Holder’s employment given by or to, the Company or any Subsidiary. This exclusion of liability shall apply however the termination of employment, or the giving of notice, is caused, and however compensation or damages may be claimed.